EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
APRIL 29, 2008		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
REPORTS FIRST QUARTER 2008 EARNINGS

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI), a $564 million community bank holding company with five bank subsidiaries, announced its financial results for the first quarter of 2008.  Premier realized income of $1,774,000 (34 cents per share) during the quarter ending March 31, 2008, a 0.7% decrease from the $1,786,000 of net income reported for the first quarter of 2007.  On a per share basis, Premier earned $0.34 during the first quarter 2008, unchanged from the $0.34 per share earned during the first quarter of 2007.  The slight decrease in net income in 2008 was primarily the result of a $212,000 decrease in non-recurring non-interest income, substantially offset by a 3.1% increase in other types of non-interest income, a 1.5% increase in net interest income and a $135,000 negative provision for loan losses.

Net interest income for the quarter ending March 31, 2008 totaled $5.594 million, compared to $5.511 million of net interest income earned in the first quarter of 2007 and $5.644 million earned in the fourth quarter of 2007.  When compared to the first quarter of 2007, net interest income has improved 1.5% due to greater decreases in interest expense than decreases in total interest income.  Total interest income in the first quarter of 2008 decreased by $185,000 or 2.1% when compared to the first quarter of 2007, as a $231,000 or 17.3% increase in interest income on investments was more than offset by decreases in interest income from loans, down $211,000 or 3.1%, and federal funds sold, down $210,000 or 41.5%.  Total interest expense in the first quarter of 2008 decreased by $268,000 or 8.6% when compared to the first quarter of 2007, as interest on deposits decreased by $82,000 or 3.1%, interest on repurchase agreements decreased by $26,000 or 32.9%, interest on FHLB advances decreased by $46,000 or 38.3% and interest on other borrowings decreased by $114,000 or 49.1%.  The 0.9% decrease in net interest income, when compared to the fourth quarter of 2007, is largely due to the decrease in interest income exceeding the decrease in total interest expense. Total interest income decreased by $263,000 or 3.0% when compared to the fourth quarter of 2007, largely due to a $305,000 decrease in interest income on loans and a $65,000 decrease in interest on federal funds sold, which were only partially offset by a $111,000 increase in interest income from investments.  Total interest expense in the first quarter of 2008 decreased by $213,000 when compared to the fourth quarter of 2007 as interest on deposits decreased by $158,000, interest on repurchase agreements decreased by $20,000 and interest on other borrowings decreased by $34,000.

President and CEO Robert W. Walker commented, “The decreases in all sources of interest income and expense are largely the result of the rapid decrease in market interest rates following the Federal Reserve Bank Board of Governors’ monetary policy changes in the first quarter.  Premier also received several million dollars of commercial loan payoffs in the first quarter, further reducing loan income, which we combined with the funds received from our 3.4% growth in deposits and invested in high quality bonds and mortgage-backed securities.  This accounts for our 17.3% increase in investment income.  Nevertheless, our net interest margin remained strong in the first quarter of 2008 at 4.38% compared to 4.41% in the same quarter of 2007.

Exhibit 99.1      Page 1 of 4

“We are pleased that our level of non-accrual loans continues to decrease, now below $3.0 million, and that we realized $45,000 of net recoveries on previously charged-off loans during the first quarter.  These events led us to record a $135,000 negative provision for loan losses.  We believe our allowance for loan losses remains strong at 1.91% of outstanding loans.  In the coming months, we will continue to monitor the impact that national housing market price declines may have on our local markets and collateral valuations as we maintain the adequacy of our allowance for loan losses.  We do not anticipate our markets to be impacted as severely as other areas of the country due to our markets’ historically modest increases in real estate values.”

During the quarter ending March 31, 2008, Premier recorded $135,000 in negative provisions to the allowance for loan losses compared to $36,000 of additional provisions made during the same period of 2007 and $25,000 of additional provisions in the fourth quarter of 2007.  Premier began recording negative provisions to the allowance for loan losses in the third quarter of 2005 as a result of improvements in the estimated credit risk at banks formerly subject to regulatory agreements and payments on loans previously identified as having significant credit risk at Premier’s subsidiary, Farmers Deposit Bank.  Future provisions to the allowance for loan losses, positive or negative, will depend on any future improvement or deterioration in estimated credit risk in the loan portfolio as well as whether additional payments are received on loans previously identified as having significant credit risk.  As a result of the net recoveries of charge-offs recorded in the first quarter and the decline in total loans outstanding, the allowance for loan losses at March 31, 2008 increased slightly to 1.91% of total loans compared to 1.87% of total loans at year-end 2007.

Net overhead for the quarter ending March 31, 2008 totaled $3.056 million. This compares to $2.902 million in the first quarter of 2007, and $3.014 million in the fourth quarter of 2007.  First quarter 2007 net overhead was lower than the first quarter 2008 net overhead largely due to $212,000 in death benefits from an insurance policy on the life of former officer of a subsidiary realized in 2007.  Otherwise, electronic banking income was up 19.0% and secondary market mortgage income was up 19.3% in 2008, while professional fees were higher in 2008 due to work on the announced acquisitions of Traders Bank and Citizens First Bank.  When compared to the fourth quarter of 2007, net overhead was slightly higher largely due to seasonally lower service charge and fee income, lower secondary market mortgage income, and higher staff costs due to normal salary and benefit increases at the beginning of the year.  These higher net overhead items were substantially offset by recoveries of collection expenses in the first quarter of 2008 and a $70,000 write-down of a branch building in the fourth quarter of 2007.

Total assets as of March 31, 2008 of $564 million were up 2.6% from the $549 million of total assets at year-end 2007.  The $14.5 million increase in total assets is largely due to a $15.2 million increase in total deposits and a $2.4 million increase in shareholders’ equity since year-end.  These funds, combined with $10.6 million received from net loan payments, have been used to purchase high quality investment securities, up $20.3 million since year-end, and held in federal funds sold for the purposes of funding future loan demand.  Shareholders’ equity of $69.8 million equaled 12.4% of total assets at March 31, 2008 which compares to shareholders’ equity of $67.4 million or 12.3% of total assets at December 31, 2007.  The increase in shareholders’ equity was due to the $1.8 million of first quarter net income and a $1.1 million improvement in the net unrealized gain of the investment portfolio during the first quarter of 2008.  Premier invests in high quality debt securities of the U.S. Government and its agencies and fully expects to receive the face value of these securities upon their maturity.  These increases more than offset the $524,000 in cash dividends paid to shareholders.

Exhibit 99.1      Page 2 of 4

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Following is a summary of the financial highlights for Premier as of and for the period ending March 31, 2008.

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights
Dollars in Thousands (except per share data)

	For the Quarter Ended
	March 31	March 31
	2008	2007
Interest Income	8,427	8,612
Interest Expense	2,833	3,101
Net Interest Income	5,594	5,511
Provision for Loan Losses	(135)	36
Net Interest Income after Provision	5,729	5,475
Non-Interest Income	1,066	1,246
Securities Transactions	-	-
Non-Interest Expenses	4,122	4,148
Income Before Taxes	2,673	2,573
Income Taxes	899	787
NET INCOME	1,774	1,786

EARNINGS PER SHARE	0.34	0.34

Charge-offs	79	260
Recoveries	124	139
Net charge-offs (recoveries)	(45)	121

  Exhibit 99.1      Page 3 of 4

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights (continued)
Dollars in Thousands (except per share data)

	Balances as of
	March 31	December 31
	2008	2007
ASSETS
Cash and Due From Banks	19,755	22,365
Federal Funds Sold	37,305	32,035
Securities Available for Sale	144,541	124,242
Loans Held for Sale	3,418	1,891
Loans (net)	329,540	340,073
Other Real Estate Owned	354	174
Other Assets	13,039	12,659
Goodwill	15,816	15,816
TOTAL ASSETS	563,768	549,255

LIABILITIES & EQUITY
Deposits	464,279	449,033
Fed Funds/Repurchase Agreements	12,726	12,869
FHLB Advances	4,798	4,843
Other Borrowings	8,041	8,412
Other Liabilities	4,135	6,709
TOTAL LIABILITIES	493,979	481,866
Stockholders’ Equity	69,789	67,389
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	563,768	549,255

TOTAL BOOK VALUE PER SHARE	13.32	12.87

Non-Accrual Loans	2,882	3,157
Loans 90 Days Past Due and Still Accruing	871	987

 Exhibit 99.1      Page 4 of 4